UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

October 5, 2005

Date of Report (Date of earliest event reported)

NORTH AMERICAN SCIENTIFIC, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-26670	51-0366422
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20200 Sunburst Street, Chatsworth, California 91311
(Address of principal executive offices) (Zip Code)

(818) 734-8600
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                     Entry Into a Material Definitive Agreement

On October 5, 2005, North American Scientific, Inc. (the “NASI”) and two of its subsidiaries, NOMOS Corporation and North American Scientific, Inc., a California corporation (collectively, the “Subsidiaries,” and together with NASI, the “Company”), entered into a Loan and Security Agreement with Silicon Valley Bank (the “Bank”), for a secured, revolving line of credit of up to $5,000,000.00. The line of credit has a term of one year and includes a letter of credit sub-facility.  Borrowings under the line of credit are subject to a borrowing base formula.  The Company will pay interest on the borrowings under the line of credit at the Bank’s prime rate or, if certain financial tests are not satisfied, at the Bank’s prime rate plus 1.5%.  The line of credit is secured by all of the assets of the Company and is subject to customary financial and other covenants, including reporting requirements.  A copy of the Loan Agreement is attached to this Current Report on Form 8-K as Exhibit 10.1.

Item 8.01                                        Other Events

On October 6, 2005, the Company announced that it had entered into the Loan and Security Agreement with Silicon Valley Bank as described above.  A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01                                        Financial Statements and Exhibit

Exhibit No.	Exhibit Document

10.1	Loan Agreement and Security Agreement, dated October 5, 2005, between the NASI, the Subsidiaries and the Bank.

99.1	Press Release of the Company issued October 6, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTH AMERICAN SCIENTIFIC, INC.

Date: October 11, 2005	By:	/s/ L. Michael Cutrer
	Name:	L. Michael Cutrer
	Title:	President and
Chief Executive Officer
(Principal Executive Officer)